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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        CENTURY MAINTENANCE SUPPLY, INC.


     CENTURY MAINTENANCE SUPPLY, INC. ("CORPORATION"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     (1) The name of the Corporation is Century Maintenance Supply, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was June 30, 1997.

     (2) This Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware in order to restate the Certificate of Incorporation of the Corporation and to amend the Certificate of Incorporation to (i) increase the number of authorized shares of capital stock of the Corporation, (ii) authorize the issuance of preferred stock and enumerate certain rights, preferences and privileges thereto and (iii) enumerate certain rights and privileges respecting the Common Stock (as hereinafter defined).

     (3) This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation having duly adopted resolutions setting forth and declaring advisable this Amended and Restated Certificate of Incorporation, and in lieu of a meeting of the stockholders, written consent to this Amended and Restated Certificate of Incorporation having been given by the holders of a majority of the outstanding stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     (4) The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:


                                   ARTICLE I

                                      NAME

     The name of the corporation is Century Maintenance Supply, Inc. (the "CORPORATION").
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                                   ARTICLE II

                            REGISTERED OFFICE/AGENT

     The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, New Castle County 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSES

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as from time to time in effect, the "DGCL").


                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

     a. Authorization. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 17,000,000 shares, consisting of: (i) 15,000,000 shares of common stock, par value $.001 per share (the "COMMON STOCK"), and (ii) 2,000,000 shares of preferred stock, par value $.001 per share (the "PREFERRED STOCK"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") may from time to time determine.

     b. Preferred Stock. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "DIRECTORS' RESOLUTION"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights, including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provision or sinking fund provisions, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares

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then outstanding) from time to time by like action of the Board of Directors.
The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

     c. Reacquired Shares of Preferred Stock. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

     d. Increase in Authorized Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

     e.   Common Stock.

          i. Dividends. Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided for by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

          ii. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock in proportion to the number of shares of Common Stock held by them respectively.

          iii. Voting Rights. Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name of the books and records of the Corporation.

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                                   ARTICLE V

                                   EXISTENCE

     The existence of the Corporation is to be perpetual.

                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

          No stockholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                                  ARTICLE VII

                              NO CUMULATIVE VOTING

     At each election of directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes in any election of directors.

                                  ARTICLE VIII

                               STOCKHOLDER ACTION

     Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of a majority of the outstanding stock that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors by the written order of a majority of the entire Board of Directors, or upon the written request of stockholders owning at least 20% of the entire capital stock of the Corporation issued and outstanding and entitled to vote, stating the purpose of such meeting delivered to the Chairman of the Board, the President or the Secretary. Such request will state the purpose or purposes of the proposed meeting; provided, however, that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Securities Exchange Act of 1934 (the

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"EXCHANGE ACT"), special meetings may not be called by the stockholders of the
Corporation except as otherwise required by law.

                                   ARTICLE IX

                               BOARD OF DIRECTORS

     The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Corporation's bylaws. None of the directors need be a stockholder or a resident of the State of Delaware. Elections of directors need not be by written ballot unless the Corporation's bylaws provide otherwise. Except as otherwise provided by law, the business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors.

                                   ARTICLE X

                                INDEMNIFICATION

     a. Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "PROCEEDING"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification. Notwithstanding this Section A to the contrary, the Corporation will not indemnify and hold harmless any officer or director with respect to any matter that constitutes a breach of a representation or warranty or a breach of any covenant or agreement under that certain Agreement and Plan of Merger dated May 5, 1998 (as amended), among the Corporation, Century Acquisition Corp. and the shareholders of the Corporation.

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     b.   Prepayment of Expenses.  Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article X or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

     c. Vesting. The Corporation's obligation to indemnify and to prepay expenses under Sections a. and b. of this Article X shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections a. and b. of this Article X which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

     d. Enforcement. If a claim under Section a. or Section b. or both Sections a. and b. of this Article X is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

     e. Nonexclusive. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any

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statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     f. Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections a. and b. of this Article X may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

     g. Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article X, the Corporation's bylaws, the DGCL or other applicable law.

     h. Implementing Arrangements. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph g. of this Article X, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance,
(3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (4) establish a letter of credit, guaranty or surety arrangement.

                                   ARTICLE XI

                           LIMITED DIRECTOR LIABILITY

     No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XI shall not eliminate or limit the liability of a director:

     i. for any breach of the director's duty of loyalty to the Corporation or its stockholders,

     ii. for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     iii under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or

     iv. for any transaction from which the director derived an improper personal benefit.

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If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article XI will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

                                  ARTICLE XII

                                   AMENDMENTS

     The Board of Directors shall have the power to make, alter, amend and repeal the bylaws. Any bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders; provided, however, that the bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by stockholder action without the affirmative vote of at least a majority of the voting power of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE XIII

                          ARRANGEMENTS WITH CREDITORS

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE XIV

                              SECTION 203 ELECTION

     The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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                                   ARTICLE XV

                                 EFFECTIVE TIME

     Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall be effective as of 4:01 p.m. Eastern Standard Time on the date of filing hereof.


     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of Century Maintenance Supply, Inc. is executed as of July 7 , 1998.
                                                           ----


                              CENTURY MAINTENANCE SUPPLY, INC.



                              By: /s/ Dennis Bearden
                                 -------------------
                              Name:   Dennis Bearden
                                    ----------------
                              Title:  President
                                     -----------


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